EXHIBIT 99.1

Stock Yards Bancorp Reports First Quarter Earnings of $25.9 Million or $0.88 Per Diluted Share

Results Highlighted by Steady Loan Growth and Solid Asset Quality

LOUISVILLE, Ky., April 24, 2024 (GLOBE NEWSWIRE) -- Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in Louisville, central, eastern and northern Kentucky, as well as the Indianapolis, Indiana and Cincinnati, Ohio metropolitan markets, today reported earnings of $25.9 million, or $0.88 per diluted share, for the first quarter ended March 31, 2024. This compares to net income of $29.0 million, or $0.99 per diluted share, for the first quarter of 2023. Steady loan growth, strong asset quality and robust non-interest income generation contributed to first quarter operating results.

(dollar amounts in thousands, except per share data)	1Q24	4Q23	1Q23
Net income	$25,887	$23,944	$29,048
Net income per share, diluted	0.88	0.82	0.99

Net interest income	$60,070	$62,016	$63,072
Provision for credit losses(1)	1,425	6,046	2,625
Non-interest income	23,271	24,417	22,047
Non-interest expenses	48,961	50,013	45,314

Net interest margin	3.20%	3.25%	3.59%
Efficiency ratio(2)	58.68%	57.80%	53.13%
Tangible common equity to tangible assets(3)	8.36%	8.09%	7.74%
Annualized return on average assets(4)	1.28%	1.17%	1.55%
Annualized return on average equity(4)	12.09%	11.62%	15.15%

“It was a great start of the year for us, with steady loan growth, solid asset quality metrics, and diversified non-interest income streams contributing to first quarter 2024 results,” commented James A. (Ja) Hillebrand, Chairman and Chief Executive Officer. “Total loans increased $607 million, or 12%, over the last 12 months, $79 million of which was generated during the first quarter of this year. We continue to see broad-based loan demand from our customers throughout our markets.

“Strong non-interest income once again propelled our operating results for the first quarter of 2024. Wealth Management & Trust (WM&T) posted another record quarter, benefiting from strong equity market performance, coupled with net new business growth and a record $7.50 billion in Assets Under Management (AUM) at quarter end. Strong card income, treasury management and record brokerage fees, driven by increased demand and customer expansion, served to cap off a strong first quarter,” Hillebrand continued. “While our net interest margin contracted 5 basis points over the linked quarter, as the increase in cost of funds continued to outpace the growth in yields on earning assets, the pace of net interest margin contraction has begun to moderate. We anticipate net interest margin compression will stabilize during the second quarter of 2024, and we are currently projecting net interest margin expansion before the end of the year.”

At March 31, 2024, the Company had $8.12 billion in assets, $5.85 billion in loans and $6.61 billion in total deposits. The Company’s combined enterprise, which encompasses 72 branch offices across three contiguous states, will continue to benefit from a diversified geographic footprint that provides significant growth opportunities in both the banking and WM&T arenas.

Key factors contributing to the first quarter of 2024 results included:

  Total loans increased $607 million, or 12%, over the last 12 months, while growing $79 million, or 1%, on the linked quarter. The yield earned on loans increased to 5.95% for the first quarter of 2024, benefiting from interest rate expansion, and to a slightly lesser extent, average balance growth.
  Deposit balances declined $62 million, or 1%, on the linked quarter, as non-interest bearing demand accounts contracted $68 million, or 4%. The fourth quarter of each year reflects elevated cash levels consistent with the seasonal increase in public funds.
  Costs of funds expansion continued to outpace earning asset yield growth during the first quarter of 2024. Net interest income declined $3.0 million, or 5%, for the first quarter of 2024 compared to the first quarter a year ago, with net interest margin compressing 39 bps to 3.20%. On the linked quarter, net interest income declined $1.9 million, or 3%, while net interest margin contracted 5 bps to 3.20%, representing the slowest pace of margin contraction since the first quarter of 2023.
  While credit quality remains stable in comparison to traditional metrics, credit loss expense on loans(1) of $1.2 million was recorded for the first quarter of 2024. Despite modest loan growth and annual CECL model methodology updates, credit loss expense on loans benefited from a slightly improving unemployment forecast, net recoveries and a reduction in specific reserves.
  Non-interest income increased $1.2 million, or 6%, over the first quarter of 2023. WM&T income expanded $1.2 million, or 13%, to a record $10.8 million, benefitting from strong quarterly fees, improved market conditions and net new business expansion. Treasury management fees once again experienced double digit growth, increasing $307,000, or 13% over the last 12 months. While card and brokerage income combined to increase $311,000, other non-interest income declined $576,000 over the first quarter of 2023, as the Company elected to strategically exit its insurance captive in late 2023.
  Total non-interest expenses increased $3.6 million, or 8%, during the first quarter of 2024 compared to the first quarter of 2023, primarily due to higher compensation and benefits expenses associated with employee growth, annual merit increases and elevated health insurance claims activity. Overall, non-interest expenses generally remained in line with management expectations.
  Tangible common equity per share(3) was $22.50 at March 31, 2024, compared to $21.95 at December 31, 2023, and $19.66 at March 31, 2023. Over the past several quarters, tangible common equity and tangible book value have been impacted by the volatile interest rate market and corresponding impact on accumulated other comprehensive income/loss, primarily as a result of changes in unrealized losses in the available for sale debt securities portfolio, which has a current weighted average life of 5.0 years.

Hillebrand concluded, “In March 2024, S&P Global Market Intelligence once again recognized Stock Yards as one of the Top 50 Best Performing Community Banks with total assets between $3 and $10 billion at the end of 2023. The rankings assess the performance of banking institutions based on returns, growth and funding, while placing a premium on balance sheet strength and risk profile. This recognition showcases the dedication and commitment of our employees and the unmatched service to our communities we operate in.”

Results of Operations – First Quarter 2024 Compared with First Quarter 2023

Net interest income, the Company’s largest source of revenue, decreased by $3.0 million, or 5%, to $60.1 million. While strong organic loan growth has boosted net interest income over the past 12 months, the cost of interest bearing liabilities more than offset the increase in interest income.

  Total interest income increased by $17.1 million, or 21%, to $96.5 million.
    Interest income and fees on loans increased $17.1 million, or 25%, over the prior year quarter. Consistent with the $572 million, or 11%, increase in average loans and interest rate expansion, the average quarterly yield earned on loans increased 61 basis points over the past 12 months to 5.95%.
    Interest income on securities decreased $783,000, or 9%, compared to the first quarter of 2023. While average securities balances have declined $176 million, or 10%, over the past 12 months, the rate earned on securities remained steady at 2.07%. Over the past 12 months, cash flows from investment portfolio maturities and pay downs have been utilized to fund loan growth and provide liquidity in lieu of redeployment.
    Average overnight funds increased $13.2 million quarter over prior year quarter, with interest income increasing $515,000, or 33% consistent with the increase in the Federal Funds Target Rate.
  Total interest expense increased $20.1 million to $36.5 million, as the cost of interest bearing liabilities increased 127 basis points to 2.65%. For the fourth consecutive linked quarter end, the pace of expansion of total interest bearing liability costs has slowed.
    Interest expense on deposits increased $18.4 million over the past 12 months, as the overall cost of interest bearing deposits increased to 2.53% in the first quarter of 2024 from 1.22% in the first quarter of 2023. Interest expense expansion was spread over the majority of categories, with time deposits expanding the most at $7.9 million.
    Interest expense on Federal Home Loan Bank (FHLB) advances totaled $3.0 million for the first quarter of 2024 compared to $1.7 million for the same period in 2023.

For the first quarter of 2024, consistent with modest loan growth, a slight improvement in unemployment projections, net recoveries, specific reserve reductions and other factors within the CECL allowance model, the Company recorded $1.2 million in credit loss expense(1) for loans. In addition, the Company recorded $250,000 expense for off balance sheet exposures associated with expansion of Construction & Land Development and Commercial & Industrial (C&I) lines of credit (increased availability). For the first quarter of 2023, the Company recorded $2.3 million in credit loss expense for loans and $375,000 provision expense for off balance sheet exposures. In addition, the Bank recorded $1.4 million in specific reserves for one large relationship during the first quarter of 2023.

Non-interest income increased $1.2 million, or 6%, to $23.3 million.

  WM&T income ended the first quarter of 2024 at a record $10.8 million, increasing $1.2 million, or 13%, over the first quarter of 2023. WM&T income benefited significantly from strong first quarter equity market performance, coupled with quarterly fees collected. WM&T AUM expanded $732 million, or 11%, over the past 12 months to a record $7.50 billion at quarter end.
  Treasury management fees increased $307,000, or 13%, compared to the first quarter of 2023, driven by strong transaction volume, organic growth, modified fee schedules, strong foreign exchange income, new product sales and continued expansion of existing relationships.
  Card income increased $200,000, or 4%, over the first quarter of 2023, driven by transaction volume and increased interchange income.
  Other non-interest income declined $576,000 over the first quarter of 2023, as the Company elected to strategically exit its insurance captive in late 2023.

Non-interest expenses increased $3.6 million, or 8%, compared to the first quarter of 2023, to $49.0 million.

  Compensation expense increased $2.3 million, compared to the first quarter of 2023, consistent with the increase in full time equivalent employees and annual merit-based salary increases.
  Employee benefits increased $823,000, or 16%, compared to the first quarter of 2023, primarily attributed to elevated health insurance claim activity and higher 401(k) matching and payroll tax expenses.
  Net occupancy and equipment expenses decreased $229,000, or 6%, over the first quarter of 2023, primarily due to the relocation of all WM&T employees to a consolidated central location.
  Technology and communication expenses, which include computer software amortization, equipment depreciation and expenditures related to investments in technology needed to maintain and improve the quality of customer delivery channels, information security and internal resources, increased $818,000, or 19%, consistent with compliance related software upgrades, customer expansion and increased transaction activity.
  Card processing expense increased $327,000, consistent with higher interchange processing.
  Legal and professional fees increased $318,000 compared to the first quarter of 2023, led by increased compliance-related consulting in preparation for expanded regulatory oversight in conjunction with future growth in total assets and higher collection related legal expenses.
  Amortization of investments in tax credit partnerships declined $323,000 compared to the first quarter of 2023. Effective January 1, 2024, the Bank adopted ASU 2023-02 and began booking tax credit amortization expense for all income tax credit projects as a component of tax expense via the proportional amortization method.
  Other non-interest expenses declined $284,000, or 10%, compared to the first quarter of 2023, primarily due to the Company’s strategic decision to exit its insurance captive in late 2023.

Financial Condition – March 31, 2024 Compared with March 31, 2023

Total assets increased $455 million, or 6%, year over year to $8.12 billion.

Total loans increased $607 million, or 12%, to $5.85 billion, with the commercial real estate, residential real estate and C&I portfolio expanding 12%, 15% and 7%, respectively. In addition to the strong growth, the Company has benefitted from the higher rate environment that has generally slowed loan payoff activity. Total line of credit usage was 38.9% as of March 31, 2024, compared to 41.1% as of March 31, 2023, driven by strong line production and generally slow utilization. C&I line of credit usage was 27.3% as of March 31, 2024, compared to 30.5% as of March 31, 2023.

Total investment securities decreased $221 million, or 14%, year over year. The overall portfolio yield was 2.07% for the first quarter of 2024, which was unchanged from the first quarter of 2023. Over the past 12 months, cash flows from the investment portfolio have been utilized to fund loan growth and provide liquidity in lieu of redeployment.

Total deposits increased $252 million, or 4%, over the past 12 months, led by interest bearing demand, money market and time deposit expansion, which was partially offset by a decline in non-interest bearing demand deposits.

During the first quarter of 2024, the Company recorded net loan recoveries of $348,000. This compares to $108,000 in net charge offs during the first quarter of 2023. Non-performing loans totaled $14 million, or 0.24% of total loans outstanding at March 31, 2024, compared to $18 million, or 0.35% of total loans outstanding at March 31, 2023. The ratio of allowance for credit losses to loans ended at 1.38% at March 31, 2024 compared to 1.44% at March 31, 2023.

At March 31, 2024, the Company continued to be “well-capitalized,” the highest regulatory capital rating for financial institutions, with all capital ratios experiencing meaningful growth. Total equity to assets(3) was 10.77% and the tangible common equity ratio(3) was 8.36% at March 31, 2024, compared to 10.36% and 7.74% at March 31, 2023, respectively.

In February 2024, the board of directors declared a quarterly cash dividend of $0.30 per common share. The dividend was paid April 1, 2024 to shareholders of record as of March 18, 2024.

No shares have been purchased since 2020, and approximately 741,000 shares remain eligible for repurchase under the current buy-back plan, which expires in May 2025.

Results of Operations – First Quarter 2024 Compared with Fourth Quarter 2023

Net interest margin declined 5 basis points on the linked quarter to 3.20%, as cost of funds growth continued to outpace earning asset yield growth.

Net interest income decreased $1.9 million, or 3%, over the prior quarter to $60.1 million.

  Total interest income increased $1.3 million, or 1%, led by the increase in interest income on loans.
    Interest income and fees on loans increased $3.1 million, or 4%, over the linked quarter. Average loans increased $133 million, or 2%, and the corresponding yield earned increased 16 basis points over the linked quarter to 5.95%.
  Average overnight funds decreased $105 million over the linked quarter with interest income decreasing $1.4 million. The fourth quarter of each year reflects elevated cash levels consistent with the seasonal increase in public funds.
  Total interest expense increased $3.3 million, or 10%, led by a $2.2 million, or 7%, increase in the cost of interest-bearing deposits.

The Company recorded $1.4 million in provision for credit losses(1) during the first quarter of 2024, which included a $1.2 million provision for credit losses on loans and $250,000 of credit loss expense for off-balance sheet exposures. During the fourth quarter of 2023, the Company recorded $6.0 million in provision for credit losses, which included a $5.8 million provision for credit losses on loans and $275,000 of credit loss expense for off-balance sheet exposures. Provision for credit loss expense on loans in the fourth quarter of 2023 was inclusive of $4.7 million in charge-offs, with $4.1 million attributed to one C&I relationship.

Non-interest income decreased $1.1 million, or 5%, on the linked quarter, primarily due to several non-recurring items that occurred during the fourth quarter of 2023.

  Total interest WM&T income expanded $672,000, or 7%, consistent with market expansion and net new business growth.
  Card income declined $692,000, or 13%, as the fourth quarter of 2023 included $605,000 in annual debit card processor incentives.
  Visa Class B stock was sold in the fourth quarter of 2023 resulting in a non-recurring gain of $487,000.
  Swap fee income declined $387,000 on the linked quarter.
  OREO related sales in the fourth quarter of 2023 generated a $207,000 gain.

Non-interest expenses decreased $1.1 million, or 2%, to $49.0 million, as a decrease in compensation expense and lower consulting expenses more than off-set an increases in employee benefits and net occupancy expense. The fourth quarter of 2023 included $1.9 million of total additional pre-tax expense recorded related to an executive retirement agreement and the relocation of all WM&T employees to a consolidated central location.

Financial Condition – March 31, 2024 Compared with December 31, 2023

Total assets decreased $47 million on the linked quarter to $8.12 billion.

Total loans expanded $79 million, or 1%, on the linked quarter, led by increases in nearly every category, with the commercial real estate loan portfolio leading the growth. Total line of credit usage was 38.9% as of March 31, 2024, compared to 39.2% as of December 31, 2023, driven by strong production. C&I line of credit usage was 27.3% as of March 31, 2024, compared to 28.6% as of December 31, 2023.

Total deposits decreased $62 million, or 1%, on the linked quarter primarily due to seasonal public funds runoff totaling $36 million. Non-interest bearing demand accounts contracted $68 million, or 4%, as the Company’s deposit mix continues to shift to interest bearing accounts.

About the Company

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $8.12 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “SYBT.”

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company’s management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its banking subsidiary operates; competition for the Company’s customers from other providers of financial services; changes in, or forecasts of, future political and economic conditions, inflation and efforts to control it; government legislation and regulation, which change and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company’s customers; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. Refer to Stock Yards’ Annual Report on Form 10-K for the year ended December 31, 2023, as well as its other filings with the SEC for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Contact:	T. Clay Stinnett Executive Vice President, Treasurer and Chief Financial Officer (502) 625-0890

Stock Yards Bancorp, Inc. Financial Information (unaudited)
First Quarter 2024 Earnings Release
(In thousands unless otherwise noted)
	Three Months Ended
	March 31,
Income Statement Data	2024	2023

Net interest income, fully tax equivalent (5)	$60,167	$63,245
Interest income:
Loans	$85,840	$68,787
Federal funds sold and interest bearing due from banks	2,096	1,581
Mortgage loans held for sale	31	41
Federal Home Loan Bank stock	468	165
Investment securities	8,110	8,893
Total interest income	96,545	79,467
Interest expense:
Deposits	31,866	13,499
Securities sold under agreements to repurchase	931	456
Federal funds purchased	136	177
Federal Home Loan Bank advances	2,997	1,734
Subordinated debentures	545	529
Total interest expense	36,475	16,395
Net interest income	60,070	63,072
Provision for credit losses (1)	1,425	2,625
Net interest income after provision for credit losses	58,645	60,447
Non-interest income:
Wealth management and trust services	10,771	9,527
Deposit service charges	2,136	2,149
Debit and credit card income	4,682	4,482
Treasury management fees	2,625	2,318
Mortgage banking income	948	1,038
Net investment product sales commissions and fees	865	754
Bank owned life insurance	588	549
Gain (loss) on sale of premises and equipment	-	(2)
Other	656	1,232
Total non-interest income	23,271	22,047
Non-interest expenses:
Compensation	24,221	21,896
Employee benefits	5,876	5,053
Net occupancy and equipment	3,670	3,899
Technology and communication	5,069	4,251
Debit and credit card processing	1,746	1,419
Marketing and business development	1,075	1,095
Postage, printing and supplies	926	874
Legal and professional	1,115	797
FDIC insurance	1,112	1,135
Capital and deposit based taxes	630	639
Intangible amortization	1,052	1,180
Amortization of investments in tax credit partnerships	-	323
Other	2,469	2,753
Total non-interest expenses	48,961	45,314
Income before income tax expense	32,955	37,180
Income tax expense	7,068	8,132
Net income	$25,887	$29,048

Net income per share - Basic	$0.89	$1.00
Net income per share - Diluted	0.88	0.99
Cash dividend declared per share	0.30	0.29

Weighted average shares - Basic	29,250	29,178
Weighted average shares - Diluted	29,361	29,365

	March 31,
Balance Sheet Data	2024	2023

Investment securities	$1,379,212	$1,600,603
Loans	5,849,715	5,243,104
Allowance for credit losses on loans	80,897	75,673
Total assets	8,123,128	7,667,648
Non-interest bearing deposits	1,481,217	1,845,302
Interest bearing deposits	5,127,863	4,511,893
Federal Home Loan Bank advances	200,000	275,000
Accumulated other comprehensive income (loss)	(95,054)	(100,943)
Stockholders' equity	874,711	794,368

Total shares outstanding	29,393	29,324
Book value per share (3)	$29.76	$27.09
Tangible common equity per share (3)	22.50	19.66
Market value per share	48.91	55.14

Stock Yards Bancorp, Inc. Financial Information (unaudited)
First Quarter 2024 Earnings Release

	Three Months Ended
	March 31,
Average Balance Sheet Data	2024	2023

Federal funds sold and interest bearing due from banks	$153,990	$140,831
Mortgage loans held for sale	4,629	6,460
Investment securities	1,578,401	1,754,620
Federal Home Loan Bank stock	21,121	15,496
Loans	5,808,924	5,236,879
Total interest earning assets	7,567,065	7,154,286
Total assets	8,153,364	7,579,439
Non-interest bearing deposits	1,500,602	1,878,307
Interest bearing deposits	5,058,743	4,480,151
Total deposits	6,559,345	6,358,458
Securities sold under agreements to repurchase	164,979	122,049
Federal funds purchased	10,161	16,243
Federal Home Loan Bank advances	274,451	163,056
Subordinated debentures	26,794	26,408
Total interest bearing liabilities	5,535,128	4,807,907
Accumulated other comprehensive income (loss)	(95,747)	(106,763)
Total stockholders' equity	861,029	777,555

Performance Ratios
Annualized return on average assets (4)	1.28%	1.55%
Annualized return on average equity (4)	12.09%	15.15%
Net interest margin, fully tax equivalent	3.20%	3.59%
Non-interest income to total revenue, fully tax equivalent	27.89%	25.85%
Efficiency ratio, fully tax equivalent (2)	58.68%	53.13%

Capital Ratios
Total stockholders' equity to total assets (3)	10.77%	10.36%
Tangible common equity to tangible assets (3)	8.36%	7.74%
Average stockholders' equity to average assets	10.56%	10.26%
Total risk-based capital	12.69%	12.91%
Common equity tier 1 risk-based capital	11.11%	11.30%
Tier 1 risk-based capital	11.49%	11.73%
Leverage	9.82%	9.56%

Loan Segmentation
Commercial real estate - non-owner occupied	$1,609,483	$1,467,780
Commercial real estate - owner occupied	931,973	805,417
Commercial and industrial	1,293,696	1,214,779
Residential real estate - owner occupied	723,234	620,417
Residential real estate - non-owner occupied	360,958	322,748
Construction and land development	532,183	439,673
Home equity lines of credit	212,443	200,933
Consumer	145,022	136,412
Leases	16,619	13,207
Credit cards	24,104	21,738
Total loans and leases	$5,849,715	$5,243,104

Asset Quality Data
Non-accrual loans	$13,984	$17,389
Modifications to borrowers experiencing financial difficulty	-	-
Loans past due 90 days or more and still accruing	106	894
Total non-performing loans	14,090	18,283
Other real estate owned	10	677
Total non-performing assets	$14,100	$18,960
Non-performing loans to total loans	0.24%	0.35%
Non-performing assets to total assets	0.17%	0.25%
Allowance for credit losses on loans to total loans	1.38%	1.44%
Allowance for credit losses on loans to average loans	1.39%	1.45%
Allowance for credit losses on loans to non-performing loans	574%	414%
Net (charge-offs) recoveries	$348	$(108)
Net (charge-offs) recoveries to average loans (6)	0.01%	0.00%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
First Quarter 2024 Earnings Release

	Quarterly Comparison
Income Statement Data	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23

Net interest income, fully tax equivalent (5)	$60,167	$62,112	$61,437	$61,074	$63,245
Net interest income	$60,070	$62,016	$61,315	$60,929	$63,072
Provision for credit losses (1)	1,425	6,046	2,775	2,350	2,625
Net interest income after provision for credit losses	58,645	55,970	58,540	58,579	60,447
Non-interest income:
Wealth management and trust services	10,771	10,099	10,030	10,146	9,527
Deposit service charges	2,136	2,244	2,272	2,201	2,149
Debit and credit card income	4,682	5,374	4,870	4,712	4,482
Treasury management fees	2,625	2,531	2,635	2,549	2,318
Mortgage banking income	948	823	814	1,030	1,038
Loss on sale of securities	-	(44)	-	-	-
Net investment product sales commissions and fees	865	860	791	800	754
Bank owned life insurance	588	576	569	559	549
Gain (loss) on sale of premises and equipment	-	(105)	302	(225)	(2)
Other	656	2,059	613	1,088	1,232
Total non-interest income	23,271	24,417	22,896	22,860	22,047
Non-interest expenses:
Compensation	24,221	24,494	23,379	22,107	21,896
Employee benefits	5,876	3,829	4,508	5,061	5,053
Net occupancy and equipment	3,670	5,150	3,821	3,514	3,899
Technology and communication	5,069	4,612	4,236	4,219	4,251
Debit and credit card processing	1,746	1,719	1,637	1,706	1,419
Marketing and business development	1,075	1,754	1,357	1,784	1,095
Postage, printing and supplies	926	903	938	889	874
Legal and professional	1,115	1,293	1,049	819	797
FDIC insurance	1,112	1,060	937	779	1,135
Capital and deposit based taxes	630	601	629	607	639
Intangible amortization	1,052	1,167	1,167	1,172	1,180
Amortization of investments in tax credit partnerships	-	324	323	324	323
Other	2,469	3,107	2,721	2,819	2,753
Total non-interest expenses	48,961	50,013	46,702	45,800	45,314
Income before income tax expense	32,955	30,374	34,734	35,639	37,180
Income tax expense	7,068	6,430	7,642	7,975	8,132
Net income	$25,887	$23,944	$27,092	$27,664	$29,048

Net income per share - Basic	$0.89	$0.82	$0.93	$0.95	$1.00
Net income per share - Diluted	0.88	0.82	0.92	0.94	0.99
Cash dividend declared per share	0.30	0.30	0.30	0.29	0.29

Weighted average shares - Basic	29,250	29,226	29,223	29,223	29,178
Weighted average shares - Diluted	29,361	29,331	29,336	29,340	29,365

	Quarterly Comparison
Balance Sheet Data	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23

Cash and due from banks	$71,676	$94,466	$79,538	$111,126	$87,922
Federal funds sold and interest bearing due from banks	88,547	171,493	113,499	103,204	229,076
Mortgage loans held for sale	6,462	6,056	6,535	7,069	6,397
Investment securities	1,379,212	1,471,016	1,465,453	1,542,753	1,600,603
Federal Home Loan Bank stock	24,675	16,236	26,241	27,366	23,226
Loans	5,849,715	5,771,038	5,617,084	5,418,609	5,243,104
Allowance for credit losses on loans	80,897	79,374	78,075	77,710	75,673
Goodwill	194,074	194,074	194,074	194,074	194,074
Total assets	8,123,128	8,170,102	7,903,430	7,732,552	7,667,648
Non-interest bearing deposits	1,481,217	1,548,624	1,714,918	1,766,132	1,845,302
Interest bearing deposits	5,127,863	5,122,124	4,687,889	4,442,248	4,511,893
Securities sold under agreements to repurchase	162,528	152,991	113,894	138,347	104,578
Federal funds purchased	9,961	12,852	11,518	11,646	14,745
Federal Home Loan Bank advances	200,000	200,000	350,000	400,000	275,000
Subordinated debentures	26,806	26,740	26,641	26,541	26,442
Accumulated other comprehensive income (loss)	(95,054)	(92,798)	(127,905)	(107,416)	(100,943)
Stockholders' equity	874,711	858,103	806,918	808,082	794,368

Total shares outstanding	29,393	29,329	29,323	29,323	29,324
Book value per share (3)	$29.76	$29.26	$27.52	$27.56	$27.09
Tangible common equity per share (3)	22.50	21.95	20.17	20.17	19.66
Market value per share	48.91	51.49	39.29	45.37	55.14

Capital Ratios
Total stockholders' equity to total assets (3)	10.77%	10.50%	10.21%	10.45%	10.36%
Tangible common equity to tangible assets (3)	8.36%	8.09%	7.69%	7.87%	7.74%
Average stockholders' equity to average assets	10.56%	10.07%	10.39%	10.53%	10.26%
Total risk-based capital	12.69%	12.56%	12.71%	12.78%	12.91%
Common equity tier 1 risk-based capital	11.11%	11.04%	11.17%	11.20%	11.30%
Tier 1 risk-based capital	11.49%	11.43%	11.57%	11.61%	11.73%
Leverage	9.82%	9.62%	9.80%	9.83%	9.56%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
First Quarter 2024 Earnings Release

	Quarterly Comparison
Average Balance Sheet Data	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23

Federal funds sold and interest bearing due from banks	$153,990	$258,950	$124,653	$131,958	$140,831
Mortgage loans held for sale	4,629	5,305	7,112	8,420	6,460
Investment securities	1,578,401	1,618,799	1,659,888	1,719,045	1,754,620
Federal Home Loan Bank stock	21,121	20,519	27,290	25,074	15,496
Loans	5,808,924	5,676,193	5,486,262	5,286,597	5,236,879
Total interest earning assets	7,567,065	7,579,766	7,305,205	7,171,094	7,154,286
Total assets	8,153,364	8,116,569	7,805,154	7,594,901	7,579,439
Non-interest bearing deposits	1,500,602	1,663,962	1,731,724	1,781,338	1,878,307
Interest bearing deposits	5,058,743	5,025,240	4,509,411	4,414,599	4,480,151
Total deposits	6,559,345	6,689,202	6,241,135	6,195,937	6,358,458
Securities sold under agreement to repurchase	164,979	130,148	127,063	113,051	122,049
Federal funds purchased	10,161	13,606	11,776	13,602	16,243
Federal Home Loan Bank advances	274,451	205,435	401,630	348,352	163,056
Subordinated debentures	26,794	26,706	26,606	26,508	26,408
Total interest bearing liabilities	5,535,128	5,401,135	5,076,486	4,916,112	4,807,907
Accumulated other comprehensive income (loss)	(95,747)	(125,843)	(112,329)	(102,970)	(106,763)
Total stockholders' equity	861,029	817,682	810,710	799,886	777,555

Performance Ratios
Annualized return on average assets (4)	1.28%	1.17%	1.38%	1.46%	1.55%
Annualized return on average equity (4)	12.09%	11.62%	13.26%	13.87%	15.15%
Net interest margin, fully tax equivalent	3.20%	3.25%	3.34%	3.42%	3.59%
Non-interest income to total revenue, fully tax equivalent	27.89%	28.22%	27.15%	27.24%	25.85%
Efficiency ratio, fully tax equivalent (2)	58.68%	57.80%	55.38%	54.57%	53.13%

Loans Segmentation
Commercial real estate - non-owner occupied	$1,609,483	$1,561,689	$1,557,977	$1,527,453	$1,467,780
Commercial real estate - owner occupied	931,973	907,424	896,522	825,026	805,417
Commercial and industrial	1,293,696	1,307,128	1,251,027	1,233,642	1,214,779
Residential real estate - owner occupied	723,234	708,893	696,162	664,870	620,417
Residential real estate - non-owner occupied	360,958	358,715	349,624	337,961	322,748
Construction and land development	532,183	531,324	480,120	451,324	439,673
Home equity lines of credit	212,443	211,390	203,184	202,574	200,933
Consumer	145,022	145,340	143,703	139,602	136,412
Leases	16,619	15,503	14,710	13,967	13,207
Credit cards	24,104	23,632	24,055	22,190	21,738
Total loans and leases	$5,849,715	$5,771,038	$5,617,084	$5,418,609	$5,243,104

Asset Quality Data
Non-accrual loans	$13,984	$19,058	$17,227	$17,364	$17,389
Modifications to borrowers experiencing financial difficulty	-	-	-	-	-
Loans past due 90 days or more and still accruing	106	110	1	437	894
Total non-performing loans	14,090	19,168	17,228	17,801	18,283
Other real estate owned	10	10	427	677	677
Total non-performing assets	$14,100	$19,178	$17,655	$18,478	$18,960
Non-performing loans to total loans	0.24%	0.33%	0.31%	0.33%	0.35%
Non-performing assets to total assets	0.17%	0.23%	0.22%	0.24%	0.25%
Allowance for credit losses on loans to total loans	1.38%	1.38%	1.39%	1.43%	1.44%
Allowance for credit losses on loans to average loans	1.39%	1.40%	1.42%	1.47%	1.45%
Allowance for credit losses on loans to non-performing loans	574%	414%	453%	437%	414%
Net (charge-offs) recoveries	$348	$(4,472)	$(1,935)	$(113)	$(108)
Net (charge-offs) recoveries to average loans (6)	0.01%	-0.08%	-0.04%	0.00%	0.00%

Other Information
Total assets under management (in millions)	$7,496	$7,160	$6,670	$6,976	$6,764
Full-time equivalent employees	1,062	1,075	1,056	1,056	1,028

(1) - Detail of Provision for credit losses follows:

(in thousands)	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Provision for credit losses - loans	$1,175	$5,771	$2,300	$2,150	$2,250
Provision for credit losses - off balance sheet exposures	250	275	475	200	375
Total provision for credit losses	$1,425	$6,046	$2,775	$2,350	$2,625

(2) - The efficiency ratio, a non-GAAP measure, equals total non-interest expenses divided by the sum of net interest income (FTE) and non-interest income.

(3) - The following table provides a reconciliation of total stockholders’ equity in accordance with GAAP to tangible stockholders’ equity, a non-GAAP disclosure. Bancorp provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy:

	Quarterly Comparison
(In thousands, except per share data)	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Total stockholders' equity - GAAP (a)	$874,711	$858,103	$806,918	$808,082	$794,368
Less: Goodwill	(194,074)	(194,074)	(194,074)	(194,074)	(194,074)
Less: Core deposit and other intangibles	(19,252)	(20,304)	(21,471)	(22,638)	(23,810)
Tangible common equity - Non-GAAP (c)	$661,385	$643,725	$591,373	$591,370	$576,484

Total assets - GAAP (b)	$8,123,128	$8,170,102	$7,903,430	$7,732,552	$7,667,648
Less: Goodwill	(194,074)	(194,074)	(194,074)	(194,074)	(194,074)
Less: Core deposit and other intangibles	(19,252)	(20,304)	(21,471)	(22,638)	(23,810)
Tangible assets - Non-GAAP (d)	$7,909,802	$7,955,724	$7,687,885	$7,515,840	$7,449,764

Total stockholders' equity to total assets - GAAP (a/b)	10.77%	10.50%	10.21%	10.45%	10.36%
Tangible common equity to tangible assets - Non-GAAP (c/d)	8.36%	8.09%	7.69%	7.87%	7.74%

Total shares outstanding (e)	29,393	29,329	29,323	29,323	29,324

Book value per share - GAAP (a/e)	$29.76	$29.26	$27.52	$27.56	$27.09
Tangible common equity per share - Non-GAAP (c/e)	22.50	21.95	20.17	20.17	19.66

(4) - Return on average assets equals net income divided by total average assets, annualized to reflect a full year return on average assets. Similarly, return on average equity equals net income divided by total average equity, annualized to reflect a full year return on average equity.

(5) - Interest income on a FTE basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(6) - Quarterly net (charge-offs) recoveries to average loans ratios are not annualized.